Service Agreement

This Service Agreement (the "Agreement") is made on June 1st, 2024 between BEEC Inc, as the "Party A", and Bodhi Tree Biotechnology Inc, as the "Party B", together referred to as the "Parties."

Upon the oral and writing confirmations between the Parties,the Parties hereby agree as follows:

1. Lease. The Party B shall lease from the Party A a portion of the Party A's interest in the premises located at 4125 Blackhawk Plaza Circle Suite 172, Danville, California (the "Premises") on the following terms and Party A shall provide all-inclusive office space and services for the Client for the term of one year.

2. **Lease Term.** The term of the lease will be for one year, beginning on June 1st, 2024 and ending on May 31th, 2025.

3. Rent. Party B will pay a total monthly rent of $900. Rent will be charged from June 1st, 2024. Rent will be payable every three months on the first day of each quarter directly to the Party A.

4. Right to Renewal. Party B reserves first right to renew the agreement. The agreement will be renewed automatically for one year upon expiration unless the parties sign another written agreement to terminate.

5. Termination Notice. Party B's tenancy will terminate on the date specified in Section 2 above, and will be renewed in Section 4 above. Party A also reserves right to evict Subtenant by giving maximum possible notice, with a required minimum of 2 months. Party B is not responsible for finding a replacement upon the termination of his/her tenancy.

6. Meeting Notifications and Conflicts. Both Party A and Party B will maintain meeting schedules on calendar provided in kitchen, providing reasonable notice of upcoming meetings and conference room usage.

7. Subleasing and Assignment. Party B may not lease, sublease, or assign the Premises without the prior written consent of the Party A.

8. Private Phone Line Charges. The Party B agrees to pay $180, including setting up the phone line and the services from June 1st, 2024 to November 30th, 2024. $44 per month in 3-month intervals after this and will be payable on the first day of each quarter directly to the Party A.

9. Door Sign and Directory Charges. The Party B agrees to pay $470 directly to the Party A for door sign and directory when the Agreement signed by both Party A and Party B.

10. Bookkeeping Charges. The term of the bookkeeping will be for one year, beginning on June 1st, 2024 and ending on May 31th, 2025. The service fee will be charged from June 1st, 2024. Party B will pay a total $2,300 a year. The fee will be payable half a year directly to the Party A.

11. Accounting Services. The term of the accounting services will be for one year, beginning on June 1st, 2024 and ending on May 31th, 2025. The service fee will be charged from June 1st, 2024. The Party B agrees to pay $3,100 to Party A per quarter on the first day of each quarter.

12. **Facility Maintenance.** The term of facility maintenance will be for one year, beginning on June 1st, 2024 and ending on May 31th, 2025.The Party B agrees to pay $130 per quarter on the first day of each quarter directly to the Party A.

13. **Director of American Company.** Mr.JG as a director of Party B will be for one year, beginning on June 1st, 2024 and ending on May 31th, 2025. The Party B agrees to pay $1,100 per monthly on the first day of each monthly directly to the Party A.

14. **Secretary of the Board of Directors.** The term of the Secretary of the Board of Directors services will be for one year, beginning on June 1st, 2024 and ending on May 31th, 2025. The service fee will be charged from June 1st, 2024. The Party B agrees to pay $4,700 to Party A per quarter on the first day of each quarter.

15. Please refer to Annex I for details of all the above-mentioned fees in detail.

16. Complete and Binding Agreement. This Agreement will not be enforceable until signed by both Party A and Party B. Any modification to this Agreement must be in writing, signed by both Party A and Party B.

17. Applicable Law and Dispute Resolution. The Agreement is written according to, and governed by the laws of the State of California. The

performance and dispute resolution shall be governed by and construed in accordance with the laws of the State of California. With regard to disputes arising out of the performance of the Agreement, the Parties shall resolve the disputes through consultations.

18. Effective Date and Term of the Agreement. This Agreement shall come into force upon execution by the Parties. Unless subjected to earlier termination as provided in this Agreement or in accordance with applicable laws of the State of California, this Agreement shall continue to be valid.

19.Termination of the Agreement. The Agreement can be terminated upon consensus reached by the Parties through consultation. Unless otherwise defined in this Agreement, if Party B fails to pay any of the fees hereunder this Agreement on time, Party A shall have the right to unilaterally terminate this Agreement upon sending a notice of termination to Party B.

After the termination of this Agreement, the non-defaulting party shall have the right to require the defaulting party to continue to perform the relevant defaulting liabilities.

We, the Undersigned, agree to the above stated terms.

Party A: BEEC Inc	Party B: Bodhi Tree Biotechnology Inc
Ming Zhou	WANG XIAO WANG
Signature	Signature
Date: June 4, 2024	Date: JUN. 4. 2024